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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Cisco Systems, Inc. of our reports dated August 4, 1998 relating to the financial statements and financial statement schedule appearing in the Company's Annual Report on Form 10-K for the year ended July 25, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
------------------------------
PRICEWATERHOUSECOOPERS LLP


San Jose, California
May 14, 1999